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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     July 19, 1999
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)




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ITEM 5.  Other Events


Kimball International to Construct State-of-the-Art Veneer Mill

Jasper, IN (July 16, 1999) - Kimball International, Inc. (NASDAQ: KBALB) today announced plans to construct a 130,000 square foot, state-of-the-art veneer mill for their Evansville Veneer business unit. The proposed site is strategically located on property owned by Kimball adjacent to their Indiana Hardwoods dimension lumber processing facility in Chandler, Indiana. The planned facility will help Evansville Veneer reduce shipping and handling costs, lower maintenance expenses and increase productivity and yields.

Evansville Veneer will move their operations and their labor force currently located in Evansville, Indiana to Chandler upon completion of the new mill. At this time, no decision has been made concerning the status of the current Evansville Veneer site after operations are moved to the new facility.

Evansville Veneer, established in 1904 and acquired by Kimball International in 1955, manufactures quality veneers for the furniture, plywood, paneling and architectural trade.

"Today's announcement signifies our continued commitment to focus our energies on increasing our share of the core markets in which we compete by expanding our products and services," stated Kimball International Chairman and Chief Executive Officer Douglas A. Habig. "Evansville Veneer has played an important role in the development of our vertical integration strategy as a provider of reliable, high-quality veneers for a variety of products manufactured by Kimball for the office, lodging, healthcare and residential markets. The increased capacity and productivity expected from the new mill will allow Evansville Veneer to more aggressively pursue new markets for their products and services both domestically and internationally."

Kimball International, Inc. is a diversified manufacturer of consumer durable goods, including office, lodging, healthcare and home furniture, sold under the Company's family of brand names. Kimball also supplies electronic assemblies on a contract basis to customers in the automotive, medical, aerospace, defense, telecommunications and computer industries. Other products produced by Kimball on an original equipment manufactured basis include store fixtures, television cabinets and stands, audio speaker systems, pool tables, plywood, dimension stock and other lumber products.

For more information about Kimball International, Inc., visit the Company's web site on the Internet at www.kimball.com.

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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By: Robert F. Schneider
                                      ROBERT F. SCHNEIDER
                                      Executive Vice President,
                                      Chief Financial Officer,
                                      Assistant Treasurer

Date: July 19, 1999